UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

UNIVERSAL POWER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Texas	001-33207	75-1288690

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Hayden Road, Carrollton, Texas	75006

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (469) 892-1122

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

          Effective December 16, 2009 we terminated our Secured Credit Line with Compass Bank in connection with our entering into a Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”). See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          On December 16, 2009 we entered into a Credit Agreement with Wells Fargo (the “Agreement”).

          The Agreement provides that we may borrow up to $30,000,000. Our obligations under the Agreement are secured by all of our assets. In addition, we may request an increase in the maximum credit line to $40,000,000. Our borrowing availability is dependent upon our level of accounts receivable and inventory. For each borrowing we have the option to choose a “Base Rate” or “ Eurodollar” loan. Interest on Base Rate Loans is payable quarterly and interest on Eurodollar Loans is generally payable monthly or quarterly as selected by the Company. The annual rate of interest payable on Base Rate and Eurodollar loans fluctuate depending upon a number of factors, all as described in the Agreement, which is filed as Exhibit 10.1 hereto. The Agreement terminates on July 30, 2013.

          The Agreement contains customary negative covenants restricting the Company’s ability to take certain actions without Wells Fargo’s consent, including incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses. The payment of the loans may be accelerated prior to their maturity upon certain specified events of default, including failure to pay, bankruptcy, breach of covenants and breach of representations and warranties.

          On December 16, 2009 we borrowed $14,250,000 under the Agreement. We used substantially all of the proceeds to repay Compass Bank and to prepay, in full, approximately $4 million principal amount of notes due to Zunicom, Inc. for $3,700,000. Zunicom is our largest shareholder and two of our Board members, namely William Tan and Ian Edmonds are also members of the Zunicom Board of Directors.

Item 9.01 Financial Statements and Exhibits

          (d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Credit Agreement, dated December 16, 2009 among the Company, Monarch Outdoor Adventures, LLC and Wells Fargo Bank, National Association

10.2	Security Agreement dated December 16, among the Company, its subsidiaries and Wells Fargo Bank, National Association.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL POWER GROUP

By:	/s/ Ian Edmonds

Ian Edmonds,
President

December 23, 2009